Exhibit 99.1

News Release

Dell Announces Potential Cybersecurity Incident

ROUND ROCK, Texas, Nov. 28, 2018 - Dell is announcing that on November 9, 2018, it detected and disrupted unauthorized activity on its network attempting to extract Dell.com customer information, which was limited to names, email addresses and hashed passwords. Though it is possible some of this information was removed from Dell’s network, our investigations found no conclusive evidence that any was extracted. Additionally, Dell cybersecurity measures are in place to limit the impact of any potential exposure. These include the hashing of our customers’ passwords and a mandatory Dell.com password reset. Credit card and other sensitive customer information was not targeted. The incident did not impact any Dell products or services.

Upon detection of the attempted extraction, Dell immediately implemented countermeasures and initiated an investigation. Dell also retained a digital forensics firm to conduct an independent investigation and has engaged law enforcement.

In this age of highly sophisticated information security threats, Dell is committed to doing all it can to protect customers’ information. This includes encouraging customers to change passwords for other accounts if they use the same password for their Dell.com account. Dell will continue to invest in its information technology networks and security to detect and prevent the risk of unauthorized activity.

Dell.com customers can find more information on a dedicated web page Dell established at www.dell.com/customerupdate.

About Dell
Dell Inc., a part of Dell Technologies, provides customers of all sizes - including 99 percent of the Fortune 500 - with a broad, innovative portfolio from edge to core to cloud. Dell Inc. comprises Dell client as well as Dell EMC infrastructure offerings that enable organizations to modernize, automate and transform their data center while providing today’s workforce and consumers what they need to securely connect, produce, and collaborate from anywhere at any time.

Media Contact:
Media Relations: Media.Relations@Dell.com

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